UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2009

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	814-00709	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Rotunda, 4201 Congress, Suite 145, Charlotte, NC	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-5122

Registrant’s facsimile number, including area code: (704) 366-2463

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 29, 2009, Chanticleer Investors, LLC (the “LLC”), a Delaware limited liability company in which Chanticleer Holdings, Inc. (the “Company”) is a member and the manager, amended the terms of a loan in the principal amount of $5 Million to Robert H. Brooks and Hooters of America, Inc. (the “Loan”).  The Loan revisions included, among others, an increase in the interest rate from 6.00% to 8.00% per year and the extension of the maturity date of the loan from May 24, 2009 until November 24, 2010.  A copy of the First Amendment to Loan Documents, entered into by the parties to the Loan, is attached hereto as an exhibit.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

Exhibit #	Description of Exhibit

99.1	First Amendment to Loan Documents

(e)	SIGNATURES

Pursuant to the requirements of the Securities Exchange of Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANTICLEER HOLDINGS, INC.
a Delaware Corporation

	By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer
Dated: June 2, 2009